UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐    Preliminary Proxy Statement
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☑    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material Pursuant to §240.14a-12

GRUBB & ELLIS HEALTHCARE REIT II, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1551 N. Tustin Avenue, Suite 300
Santa Ana, CA 92705

714.667.8252 main
714.667.6860 fax
www.gbe-reits.com/healthcare2

April 16, 2010

Dear Stockholder:

On behalf of our Board of Directors, I cordially invite you to attend the 2010 Annual Meeting of Stockholders of Grubb & Ellis Healthcare REIT II, Inc., to be held on June 8, 2010 at 8:30 a.m. local time, at The Island Hotel, located at 690 Newport Center Drive, Newport Beach, California 92660. We look forward to your attendance.

The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe the formal business to be acted upon by our stockholders. A report on the status of our initial public offering and our portfolio of properties will also be presented at the 2010 Annual Meeting of Stockholders, and our stockholders will have an opportunity to ask questions.

Your vote is very important. Regardless of the number of shares of our common stock you own, it is very important that your shares be represented at the 2010 Annual Meeting of Stockholders. ACCORDINGLY, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE 2010 ANNUAL MEETING OF STOCKHOLDERS IN PERSON, I URGE YOU TO SUBMIT YOUR PROXY AS SOON AS POSSIBLE. You may do this by completing, signing and dating the accompanying proxy card and returning it via fax to (212) 645-8046 or in the accompanying self-addressed postage-paid return envelope. You also may authorize a proxy via the Internet at https://www.proxyvotenow.com/heal or by telephone by dialing toll-free 1-866-888-4067. Please follow the directions provided in the proxy statement. This will not prevent you from voting in person at the 2010 Annual Meeting of Stockholders, but will assure that your vote will be counted if you are unable to attend the 2010 Annual Meeting of Stockholders.

YOUR VOTE COUNTS. THANK YOU FOR YOUR ATTENTION TO THIS MATTER, AND FOR YOUR CONTINUED SUPPORT OF, AND INTEREST IN, OUR COMPANY.

Sincerely,

Jeffrey T. Hanson
Chief Executive Officer and Chairman

1551 N. Tustin Avenue, Suite 300
Santa Ana, CA 92705

714.667.8252 main
714.667.6860 fax
www.gbe-reits.com/healthcare2

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 8, 2010

NOTICE IS HEREBY GIVEN that the 2010 Annual Meeting of Stockholders of Grubb & Ellis Healthcare REIT II, Inc., a Maryland corporation, will be held on June 8, 2010 at 8:30 a.m. local time, at The Island Hotel, located at 690 Newport Center Drive, Newport Beach, California 92660, for the following purposes, which are more completely set forth in the accompanying Proxy Statement:

1.	to elect five directors, each to hold office for a one-year term expiring at the 2011 Annual Meeting of Stockholders and until his successor is duly elected and qualified;

2.	to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2010; and

3.	to transact such other business as may properly come before the 2010 Annual Meeting of Stockholders or any adjournments or postponements thereof.

These proposals are discussed in the following pages, which are made part of this notice. Our stockholders of record on April 5, 2010 are entitled to vote at the 2010 Annual Meeting of Stockholders of Grubb & Ellis Healthcare REIT II, Inc. The list of stockholders entitled to vote will be available for inspection at the offices of Grubb & Ellis Healthcare REIT II, Inc., 1551 N. Tustin Avenue, Suite 300, Santa Ana, California 92705, for the ten-day period immediately preceding the 2010 Annual Meeting of Stockholders. We reserve the right, in our sole discretion, to adjourn or postpone the 2010 Annual Meeting of Stockholders to provide more time to solicit proxies for the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 8, 2010.

The proxy statement and annual report to stockholders are available at www.eproxyaccess.com/heal.

You may obtain directions to attend the 2010 Annual Meeting of Stockholders of Grubb & Ellis Healthcare REIT II, Inc. by calling (714) 975-2864.

Please sign and date the accompanying proxy card and return it promptly by fax to (212) 645-8046 or in the accompanying self-addressed postage-paid return envelope whether or not you plan to attend. You also may authorize a proxy electronically via the Internet at https://www.proxyvotenow.com/heal or by telephone by dialing toll-free 1-866-888-4067. Instructions are included with the proxy card. If you attend the 2010 Annual Meeting of Stockholders, you may vote in person if you wish, even if you previously have returned your proxy card or authorized a proxy electronically. You may revoke your proxy at any time prior to its exercise.

By Order of the Board of Directors,

Andrea R. Biller
Secretary and Executive Vice President

GRUBB & ELLIS HEALTHCARE REIT II, INC.
1551 N. Tustin Avenue, Suite 300
Santa Ana, California 92705
Telephone: (714) 667-8252

PROXY STATEMENT

The accompanying proxy is solicited by the Board of Directors of Grubb & Ellis Healthcare REIT II, Inc., or Grubb & Ellis Healthcare REIT II, for use in voting at the 2010 Annual Meeting of Stockholders, or the annual meeting, to be held on June 8, 2010 at 8:30 a.m. local time, at The Island Hotel, located at 690 Newport Center Drive, Newport Beach, California 92660, and at any adjournment or postponement thereof, for the purposes set forth in the attached notice. The proxy solicitation materials are being mailed to stockholders on or about April 16, 2010.

About the Meeting

What is the purpose of the annual meeting?

At the annual meeting, stockholders will vote to: (i) elect five directors, each to hold office for a one-year term expiring at the 2011 Annual Meeting of Stockholders and until his successor is duly elected and qualified; (ii) ratify the appointment of Ernst & Young LLP, or Ernst & Young, as our independent registered public accounting firm for the year ending December 31, 2010; and (iii) transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Management will report on the status of our initial public offering, or our offering, and our portfolio of properties, and will respond to questions from stockholders. In addition, representatives of Ernst & Young, our independent registered public accounting firm, are expected to be present at the annual meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to questions from our stockholders.

What is our Board of Directors’ voting recommendation?

Unless you give other instructions on your proxy card, the individuals named on the card as proxy holders will vote in accordance with the recommendations of our Board of Directors. Our Board of Directors recommends that you vote your shares “FOR ALL NOMINEES” to our Board of Directors and you vote your shares “FOR” the ratification of the appointment of Ernst & Young as our independent registered public accounting firm for the year ending December 31, 2010. No director has informed us that he intends to oppose any action intended to be taken by us.

What happens if additional proposals are presented at the annual meeting?

Other than the matters described in this proxy statement, we do not expect any additional matters to be presented for a vote at the annual meeting. If other matters are presented and you are authorizing a proxy, your proxy grants the individuals named as proxy holders the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.

Who is entitled to vote?

Only stockholders of record at the close of business on April 5, 2010, or the record date, are entitled to receive notice of the annual meeting and to vote the shares of our common stock that they hold on that date at the annual meeting or any adjournments or postponements of the annual meeting. As of the record date, we had 4,068,534 shares of our common stock issued and outstanding and entitled to vote. Each outstanding share of our common stock entitles its holder to cast one vote on each proposal to be voted on.

What constitutes a quorum?

If 50.0% of the shares of our common stock outstanding on the record date are present at the annual meeting, either in person or by proxy, we will have a quorum at the meeting, permitting the conduct of business at the meeting. Abstentions and broker non-votes will be counted to determine whether a quorum is present. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that matter and has not received voting instructions from the beneficial owner.

How do I vote my shares at the annual meeting?

Authorizing a Proxy by Mail — Stockholders may authorize a proxy by completing the accompanying proxy card and mailing it in the accompanying self-addressed postage-paid return envelope. Completed proxy cards must be received by June 7, 2010.

Authorizing a Proxy by Fax — Stockholders may authorize a proxy by completing the accompanying proxy card and faxing it to (212) 645-8046 until 5:00 p.m. Pacific Daylight Time on June 7, 2010.

Authorizing a Proxy by Telephone — Stockholders may authorize a proxy by telephone by dialing toll-free at 1-866-888-4067 until 5:00 p.m. Pacific Daylight Time on June 7, 2010.

Authorizing a Proxy by Internet — Stockholders may authorize a proxy electronically using the Internet at https://www.proxyvotenow.com/heal until 5:00 p.m. Pacific Daylight Time on June 7, 2010.

Can I revoke my proxy after I return my proxy card or after I authorize a proxy by telephone, fax or over the Internet?

If you are a stockholder of record as of April 5, 2010, you may revoke your proxy at any time before the proxy is exercised at the annual meeting by delivering to our Secretary a written notice of revocation or a properly signed proxy bearing a later date, or by attending the annual meeting and voting in person (although attendance at the annual meeting will not cause your previously granted proxy to be revoked unless you specifically so request). To revoke a proxy previously submitted by telephone, fax or over the Internet, you may simply authorize a proxy again at a later date using the same procedure set forth above, but before the deadline for telephone or Internet proxy authorization, in which case the later submitted proxy will be recorded and the earlier proxy revoked.

If you hold shares of our common stock in “street name,” you will need to contact the institution that holds your shares and follow its instructions for revoking a proxy.

What vote is required to approve each proposal that comes before the annual meeting?

To elect the director nominees, the affirmative vote of a majority of the shares of our common stock present in person or by proxy at a meeting at which a quorum is present must be cast in favor of the proposal. To ratify the appointment of Ernst & Young, the affirmative vote of a majority of all votes cast at a meeting at which a quorum is present must be cast in favor of the proposal. Abstentions and broker non-votes will count as votes against the proposal to elect the director nominees but will have no impact on the proposal to ratify the appointment of Ernst & Young.

Will my vote make a difference?

Yes. Your vote is needed to ensure that the proposals can be acted upon. Unlike most other public companies, no large brokerage houses or affiliated groups of stockholders own substantial blocks of our shares. As a result, a large number of our stockholders must be present in person or by proxy at the annual meeting to constitute a quorum. THEREFORE, YOUR VOTE IS VERY IMPORTANT EVEN IF YOU

OWN ONLY A SMALL NUMBER OF SHARES! Your immediate response will help avoid potential delays and may save us significant additional expense associated with soliciting stockholder proxies. We encourage you to participate in the governance of Grubb & Ellis Healthcare REIT II and welcome your attendance at the annual meeting.

Who will bear the costs of soliciting proxies for the meeting?

Grubb & Ellis Healthcare REIT II will bear the entire cost of the solicitation of proxies from its stockholders. We have retained Ellen Philip Associates, Inc. to assist us in connection with the solicitation of proxies for the annual meeting. We expect to pay approximately $14,000 for such services and postage. We expect to pay Grubb & Ellis Equity Advisors, Transfer Agent, LLC, our transfer agent, approximately $7,000 for communication with our stockholders prior to the annual meeting and solicitation of proxies by telephone. In addition to the mailing of these proxy materials, the solicitation of proxies may be made in person, by telephone or by electronic communication by our directors and officers who will not receive any additional compensation for such solicitation activities. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy solicitation materials to our stockholders.

Who should I call if I have any questions?

If you have any questions about how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, you should contact:

Grubb & Ellis Equity Advisors, Transfer Agent, LLC
Grubb & Ellis Healthcare REIT II, Inc.
4 Hutton Centre Drive, Suite 700
Santa Ana, CA 92707
Telephone: (877) 888-7348 ext. 52411 or (714) 975-2411

PROPOSAL FOR
ELECTION OF DIRECTORS
(Proposal No. 1)

Background

Our Board of Directors currently consists of five directors. Our charter and bylaws provide for a minimum of three and a maximum of 15 directors and that our directors each serve a term of one year, but may be re-elected. Our Board of Directors has nominated Jeffrey T. Hanson, Danny Prosky, Patrick R. Leardo, Gerald W. Robinson and Gary E. Stark, each for a term of office commencing on the date of the 2010 Annual Meeting of Stockholders of Grubb & Ellis Healthcare REIT II and ending on the date of the 2011 Annual Meeting of Stockholders and until his successor is duly elected and qualified. Each of Messrs. Hanson, Prosky, Leardo, Robinson and Stark currently serves as a member of our Board of Directors.

Unless otherwise instructed on the proxy, the shares represented by proxies will be voted FOR ALL NOMINEES for director named below. Each of the nominees has consented to being named as a nominee in this proxy statement and has agreed that, if elected, he will serve on our Board of Directors for a one-year term ending on the date of the 2011 Annual Meeting of Stockholders and until his successor has been duly elected and qualified. If any nominee becomes unavailable for any reason, the shares represented by proxies may be voted for a substitute nominee designated by our Board of Directors. We are not aware of any family relationship among any of the nominees to become directors or executive officers of Grubb & Ellis Healthcare REIT II. Each of the nominees for election as director has stated that there is no arrangement or understanding of any kind between him and any other person relating to his election as a director, except that such nominees agreed to serve as our directors if elected.

Information about Director Nominees

Jeffrey T. Hanson, age 39, has served as our Chief Executive Officer and Chairman of the Board of Directors and as the Chief Executive Officer of Grubb & Ellis Healthcare REIT II Advisor, LLC, or our advisor, since January 2009. In addition, he has served as the Chief Executive Officer and President of Grubb & Ellis Equity Advisors, LLC, or Grubb & Ellis Equity Advisors, the managing member of our advisor, since June 2009 and has served as the President and Chief Investment Officer of Grubb & Ellis Realty Investors, LLC, or Grubb & Ellis Realty Investors, since January 2008 and November 2007, respectively. He has also served as the Executive Vice President, Investment Programs, of Grubb & Ellis Company, or Grubb & Ellis, or our sponsor, since December 2007 and has served in various capacities within our sponsor’s organization since July 2006. From 1997 to July 2006, prior to Grubb & Ellis’ merger in December 2007, Mr. Hanson served as Senior Vice President with Grubb & Ellis Company’s Institutional Investment Group in the firm’s Newport Beach office. While with that entity, he managed investment sale assignments throughout the Western U.S., with a significant focus on leading acquisitions and dispositions on healthcare-related properties, for major private and institutional clients. During that time, he also served as a member of the Grubb & Ellis President’s Counsel and Institutional Investment Group Board of Advisors. Mr. Hanson received a B.S. degree in Business from the University of Southern California with an emphasis in Real Estate Finance. Our Board of Directors selected Mr. Hanson to serve as a director because he is our Chief Executive Officer and has served in various executive roles with our sponsor or its affiliates for 13 years, with a focus on property management and property acquisitions. He has expansive knowledge of the real estate and healthcare industries and relationships with chief executives and other senior management at real estate and healthcare companies. Our Board of Directors believes that Mr. Hanson brings a unique and valuable perspective to our Board of Directors.

Danny Prosky, age 45, has served as our director, President and Chief Operating Officer and as the President and Chief Operating Officer of our advisor since January 2009. He has also served as the Executive Vice President, Healthcare Real Estate of Grubb & Ellis Equity Advisors since September 2009, having served in various capacities within the Grubb & Ellis organization since March 2006, and is responsible for all medical property acquisitions, management and dispositions. He served as the Executive Vice President — Acquisitions of Grubb & Ellis Healthcare REIT, Inc. (now known as Healthcare Trust of America, Inc.), or

Grubb & Ellis Healthcare REIT, from April 2008 to June 2009, having served as its Vice President — Acquisitions from September 2006 to April 2008. Mr. Prosky previously worked for Health Care Property Investors, Inc., a healthcare-focused REIT, where he served as the Assistant Vice President — Acquisitions & Dispositions from February 2005 to March 2006 and as Assistant Vice President — Asset Management from November 1999 to February 2005. From 1992 to 1999, he served as the Manager, Financial Operations, Multi-Tenant Facilities for American Health Properties, Inc. Mr. Prosky received a B.S. degree in Finance from the University of Colorado and an M.S. degree in Management from Boston University. Our Board of Directors selected Mr. Prosky to serve as a director because he is our President and Chief Operating Officer and has been with our sponsor or its affiliates for more than four years, where his primary focus has been on the acquisition of healthcare and healthcare-related properties. He has significant knowledge of, and relationships within, the real estate and healthcare industries, due in part to the 14 years he worked at Health Care Property Investors, Inc. and American Health Properties, Inc. Our Board of Directors believes that his executive experience will bring strong financial and operational expertise to our Board of Directors.

Patrick R. Leardo, age 62, has served as one of our independent directors since August 24, 2009. Mr. Leardo has also served as the Managing Member of Domain Capital Advisors, LLC, a registered investment advisor, since July 2008. From May 1986 to June 2008, Mr. Leardo served in various management roles at PricewaterhouseCoopers LLP, or PwC, including serving as the partner in charge of the Global Real Estate Advisory practice. Prior to the merger of PriceWaterhouse and Coopers & Lybrand in 1998, Mr. Leardo was also the Real Estate Industry Chairman for Coopers & Lybrand’s real estate activities, coordinating all lines of service including audit, tax and consulting. Mr. Leardo’s industry memberships include the Pension Real Estate Association, National Realty Committee, Urban Land Institute, or ULI, and the National Association of Real Estate Investment Trusts. He also holds the prestigious Counselor of Real Estate designation and was honored by the Royal Institute of Chartered Surveyors as a Fellow in May 2006. He recently completed a term as a Trustee of ULI and has been invited to become a Governor of ULI. Mr. Leardo has also served as a Board Trustee for the American Seniors Housing Association, a member of the Board of Directors of Edens & Avant, a $2.5 billion market cap private real estate investment trust, or REIT, and a Board Trustee for Roanoke College located in Salem, Virginia. Mr. Leardo received a B.S. degree in Economics from Upsala College. Our Board of Directors selected Mr. Leardo to serve as a director in part due to his financial and accounting expertise, particularly in the real estate industry. Our Board of Directors believes that his experience as a partner at a public accounting firm, as well as his previous service on the board of directors of a REIT, will bring value to us, particularly in his role as the audit committee chairman and audit committee financial expert.

Gerald W. Robinson, age 62, has served as one of our independent directors since August 24, 2009. Mr. Robinson has also served as the Executive Vice President of Pacific Life Insurance Company since January 1994 and as Chairman and Chief Executive Officer of Pacific Select Distributors, Inc. since March 1994. Prior to 1994, Mr. Robinson served in various executive positions in the life insurance industry, including positions with Home Life Insurance Company, Anchor National Life Insurance Company and Private Ledger Financial Services. During Mr. Robinson’s career, he has supervised and been a member of due diligence committees responsible for the approval of all products offered by broker-dealers for sale through registered representatives including real estate limited partnership, REIT and mortgage-based products. In addition, while at Pacific Life Insurance Company, Mr. Robinson was a member of the investment committee, which was responsible for the purchase and disposition of all assets of the insurance company which included numerous forms of real estate, mortgage, and REIT investments. Mr. Robinson is a Certified Financial Planner and a Chartered Life Underwriter and received a B.S. degree in Business Administration from Central Michigan University. Our Board of Directors selected Mr. Robinson to serve as a director due to his strong relationships and understanding of the financial network through which we offer our shares of common stock in our offering. Our Board of Directors believes that this experience will bring valuable knowledge and insight to our offering.

Gary E. Stark, age 54, has served as one of our independent directors since August 24, 2009. Since May 2005, Mr. Stark has been the owner and managing member of Chateau Healthcare Management, LLC, a healthcare management company that operated luxury assisted living, senior residential care, memory care and

Alzheimer’s care facilities in Overland Park and Mission, Kansas. Since December 2007, Mr. Stark has been the owner and managing member of Chateau DHAL Management, LLC, a healthcare management company that operated an assisted living facility exclusively dedicated to qualifying low income individuals with assisted living needs in Kansas City, Kansas. From November 2002 to July 2005, Mr. Stark co-owned Grace Long Term Care, LLC, a healthcare management company operating skilled nursing and assisted living facilities. Mr. Stark served as a private consultant from August 2001 to March 2004 to Health Care Property Investors, Inc., a publicly traded healthcare REIT. Mr. Stark also served as a Vice President and General Counsel of Nationwide Health Properties, Inc., a publicly traded healthcare REIT. Prior to 2001, Mr. Stark also served as Vice President of Legal Affairs/General Counsel of Life Care Centers of America, Inc., one of the largest privately owned sub-acute/long-term care providers in the U.S., and as General Counsel of Care Enterprises, Inc., a publicly traded healthcare corporation engaged in sub-acute/long-term care, ancillary healthcare services and products. Mr. Stark received a B.A. degree in Economics from the University of California, Irvine and received a J.D. degree from the University of California, Hastings College of Law. Mr. Stark is a member of the California State Bar Association. Our Board of Directors selected Mr. Stark to serve as a director due to his knowledge of the healthcare industry and his previous relationship with a publicly traded REIT. Our Board of Directors believes that Mr. Stark’s experience will result in assisting us in developing our long-term strategy with the healthcare industry.

Our Board of Directors recommends a vote FOR ALL NOMINEES for election as directors.

EXECUTIVE OFFICERS

Information regarding our executive officers is set forth below.

For biographical information regarding Mr. Hanson, our Chief Executive Officer and Chairman, and Mr. Prosky, our director, President and Chief Operating Officer, see “— Information about Director Nominees” above.

Andrea R. Biller, age 60, has served as our Executive Vice President and Secretary and as the Executive Vice President of our advisor since January 2009. She has also served as the General Counsel, Executive Vice President and Secretary of Grubb & Ellis since December 2007, and has served in various capacities within our sponsor’s organization since March 2003, including serving as Executive Vice President and Secretary of Grubb & Ellis Equity Advisors since June 2009. Ms Biller has served as a director of Grubb & Ellis Apartment REIT, Inc., or Grubb & Ellis Apartment REIT, since June 2008, and as its Secretary from January 2006 to February 2009 and since April 2009. In addition, she served as Executive Vice President and Secretary of Grubb & Ellis Healthcare REIT (now known as Healthcare Trust of America, Inc.) from April 2006 to July 2009, the Secretary and Executive Vice President of G REIT, Inc. from June 2004 and December 2005, respectively, to January 2008 and as the Secretary of T REIT, Inc. from May 2004 to July 2007. Ms. Biller practiced as a private attorney specializing in securities and corporate law from 1990 to 1995 and 2000 to 2002. She practiced at the United States Securities and Exchange Commission, or the SEC, from 1995 to 2000, including two years as special counsel for the Division of Corporation Finance. Ms. Biller received a B.A. degree in Psychology from Washington University, an M.A. degree in Psychology from Glassboro State University and a J.D. degree from George Mason University School of Law, where she graduated with distinction. Ms. Biller is a member of the California and Virginia State Bar Associations and the District of Columbia Bar Association.

Shannon K S Johnson, age 32, has served as our Chief Financial Officer since January 2009. Ms. Johnson has also served as the Financial Reporting Manager for Grubb & Ellis Realty Investors since January 2006 and has served as the Chief Financial Officer of Grubb & Ellis Apartment REIT since April 2006. Ms. Johnson served as Chief Financial Officer of Grubb & Ellis Healthcare REIT (now known as Healthcare Trust of America, Inc.) from August 2006 to March 2009. From June 2002 to January 2006, Ms. Johnson gained public accounting and auditing experience while employed as an auditor with PwC. Prior to joining PwC, from September 1999 to June 2002, Ms. Johnson worked as an auditor with Arthur Andersen LLP, where she worked on the audits of a variety of public and private entities. Ms. Johnson is a Certified Public

Accountant and received a B.A. degree in Business-Economics and a minor in Accounting from the University of California, Los Angeles, where she graduated summa cum laude.

Stefan Oh, age 39, has served as our Senior Vice President — Acquisitions since January 2009. Mr. Oh has also served as the Vice President — Acquisitions, Healthcare Real Estate of Grubb & Ellis Equity Advisors since January 2010, having served in the same capacity for Grubb & Ellis Realty Investors since June 2007, where he has been responsible for the acquisition and management of healthcare real estate. Prior to joining Grubb & Ellis, from August 1999 to June 2007, Mr. Oh worked for Health Care Property Investors, Inc., a healthcare-focused REIT, where he served as Director of Asset Management and later as Director of Acquisitions. From 1997 to 1999, he worked as an auditor and project manager for Ernst & Young AB in Stockholm, Sweden and from 1993 to 1997 as an auditor within Ernst & Young LLP’s EYKL Real Estate Group in Los Angeles, California. Mr. Oh received a B.S. degree in Accounting from Pepperdine University and is a Certified Public Accountant in the State of California (inactive).

Cora Lo, age 35, has served as our Assistant Secretary since March 2009. Ms. Lo has also served as Senior Corporate Counsel for Grubb & Ellis since December 2007, having served as Senior Corporate Counsel and Securities Counsel for Grubb & Ellis Realty Investors since January 2007 and December 2005, respectively. She has also served as the Assistant Secretary of Grubb & Ellis Apartment REIT since June 2008. From September 2002 to December 2005, Ms. Lo served as General Counsel of I/OMagic Corporation, a publicly traded company. Prior to 2002, Ms. Lo practiced as a private attorney specializing in corporate and securities law. Ms. Lo also interned at the SEC, Division of Enforcement in 1998. Ms. Lo received a B.A. degree in Political Science from the University of California, Los Angeles and received a J.D. degree from Boston University. Ms. Lo is a member of the California State Bar Association.

CORPORATE GOVERNANCE

Director Attendance at Meetings of the Board of Directors

Our Board of Directors held three meetings during the fiscal year ended December 31, 2009. Each of our incumbent directors attended at least 75.0% of the aggregate total number of meetings of our Board of Directors held during the period for which he served as a director and of the aggregate total number of meetings held by all committees of our Board of Directors on which he served during the periods in which he served.

Director Attendance at Annual Meetings of the Stockholders

Although we have no policy with regard to attendance by the members of our Board of Directors at our annual meetings, we invite and encourage the members of our Board of Directors to attend our annual meetings of stockholders to foster communication between stockholders and our Board of Directors. Since we were formed and began our operations in 2009, we did not have an annual meeting of stockholders in 2009. Our advisor took action as our sole stockholder by written consent in lieu of a special meeting of the stockholders four times during 2009.

Contacting the Board of Directors

Any stockholder who desires to contact members of our Board of Directors may do so by writing to: Grubb & Ellis Healthcare REIT II, Inc., Board of Directors, 1551 N. Tustin Avenue, Suite 300, Santa Ana, California 92705, Attention: Secretary. Communications received will be distributed by our Secretary to such member or members of our Board of Directors as deemed appropriate by our Secretary, depending on the facts and circumstances outlined in the communication received. For example, if any questions regarding accounting, internal controls and auditing matters are received, they will be forwarded by our Secretary to the Audit Committee for review.

Director Independence

We have a five-member Board of Directors. Our charter provides that a majority of the directors must be “independent directors.” Two of our directors, Jeffrey T. Hanson and Danny Prosky, are affiliated with us and we do not consider them to be independent directors. Our three remaining directors qualify as “independent directors” as defined in our charter in compliance with the requirements of the North American Securities Administrators Association’s Statement of Policy Regarding Real Estate Investment Trusts. As defined in our charter, the term “independent director” means a director who is not on the date of determination, and within the last two years from the date of determination has not been, directly or indirectly associated with our sponsor or our advisor by virtue of: (i) ownership of an interest in our sponsor, our advisor or any of their affiliates, other than in us; (ii) employment by our sponsor, our advisor or any of their affiliates; (iii) service as an officer or director of our sponsor, our advisor or any of their affiliates, other than as our director or a director of any other REIT organized by our sponsor or advised by our advisor; (iv) performance of services, other than as a director for us; (v) service as a director or trustee of more than three REITs organized by our sponsor or advised by our advisor; or (vi) maintenance of a material business or professional relationship with our sponsor, our advisor or any of their affiliates. A business or professional relationship is considered “material” if the aggregate gross income derived by a director from our sponsor, our advisor and their affiliates (excluding fees for serving as our director or another REIT or real estate program that is organized, advised or managed by our advisor or its affiliates) exceeds five percent of either the director’s annual gross income during either of the last two years or the director’s net worth on a fair market value basis. An indirect association with our sponsor or our advisor shall include circumstances in which a director’s spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in-law or brother- or sister-in-law is or has been associated with our sponsor, our advisor, any of their affiliates or with us.

While our stock is not listed on the New York Stock Exchange, each of our independent directors would also qualify as independent under the rules of the New York Stock Exchange and our Audit Committee members would qualify as independent under the New York Stock Exchange’s rules applicable to Audit Committee members.

Board Leadership Structure; Independent Lead Director

Jeffrey T. Hanson serves as both our Chairman of the Board of Directors and Chief Executive Officer. Our independent directors have determined that the most effective leadership structure for our company at the present time is for our Chief Executive Officer to also serve as our Chairman of the Board of Directors. Our independent directors believe that because our Chief Executive Officer is ultimately responsible for our day-to-day operations and for executing our business strategy, and because our performance is an integral part of the deliberations of our Board of Directors, our Chief Executive Officer is the director best qualified to act as Chairman of the Board of Directors. Our Board of Directors retains the authority to modify this structure to best address our unique circumstances, and so advance the best interests of all stockholders, as and when appropriate. In addition, although we do not have a lead independent director, our Board of Directors believes that the current structure is appropriate, as we have no employees and are externally managed by our advisor, whereby all operations are conducted by our advisor or its affiliates.

Our Board of Directors also believes, for the reasons set forth below, that its existing corporate governance practices achieve independent oversight and management accountability, which is the goal that many seek to achieve by separating the roles of Chairman of the Board of Directors and Chief Executive Officer. Our governance practices provide for strong independent leadership, independent discussion among directors and for independent evaluation of, and communication with, many members of senior management. These governance practices are reflected in our Code of Business Conduct and Ethics, or our Code of Ethics. Some of the relevant processes and other corporate governance practices include:

•	A majority of our directors are independent directors. Each director is an equal participant in decisions made by our full Board of Directors. In addition, all matters that relate to our sponsor, our advisor or any of their affiliates must be approved by a majority of our independent directors. The Audit Committee is comprised entirely of independent directors.

•	Each of our directors is elected annually by our stockholders.

Committees of our Board of Directors

We have one standing committee of our Board of Directors, the Audit Committee. From time to time our Board of Directors may establish other committees it deems appropriate to address specific areas in more depth than may be possible at a full Board of Directors meeting, provided that a majority of the members of each committee are independent directors.

Audit Committee. We have an Audit Committee which must be comprised of a minimum of three individuals, a majority of whom are independent directors. Currently, the Audit Committee includes Messrs. Leardo, Robinson and Stark, each of whom is an independent director. Mr. Leardo is designated as the Audit Committee financial expert and serves as the Audit Committee chairman. The Audit Committee has adopted a charter, which is available to our stockholders at www.gbe-reits.com/Healthcare2/InvestorRelations/CorporateGovernance.aspx. The Audit Committee held two meetings during the fiscal year ended December 31, 2009. The Audit Committee:

•	makes recommendations to our Board of Directors concerning the engagement of an independent registered public accounting firm;

•	reviews the plans and results of the audit engagement with our independent registered public accounting firm;

•	approves audit and non-audit professional services (including the fees and terms thereof) provided by, and the independence of, our independent registered public accounting firm; and

•	consults with our independent registered public accounting firm regarding the adequacy of our internal controls.

Compensation Committee. Our Board of Directors believes that it is appropriate for our Board of Directors not to have a standing Compensation Committee based upon the fact that our executive officers and our non-independent directors do not receive compensation directly from us for services rendered to us, and we do not intend to pay compensation directly to our executive officers or our non-independent directors. Our independent directors receive compensation pursuant to the terms of an incentive plan, or our 2009 Incentive Plan, which is described under “Compensation of Directors and Executive Officers.”

Nominating and Corporate Governance Committee. We do not have a separate Nominating and Corporate Governance Committee. We believe that our Board of Directors is qualified to perform the functions typically delegated to a Nominating and Corporate Governance Committee and that the formation of a separate committee is not necessary at this time. Instead, our full Board of Directors performs functions similar to those which might otherwise normally be delegated to such a committee, including, among other things, developing a set of corporate governance principles, adopting a code of ethics, adopting objectives with respect to conflicts of interest, monitoring our compliance with corporate governance requirements of state and federal law, establishing criteria for prospective members of our Board of Directors, conducting candidate searches and interviews, overseeing and evaluating our Board of Directors and our management, evaluating from time to time the appropriate size and composition of our Board of Directors and recommending, as appropriate, increases, decreases and changes to the composition of our Board of Directors and formally proposing the slate of directors to be elected at each annual meeting of our stockholders.

Director Nominations; Qualifications and Diversity

Our Board of Directors will consider nominees for our Board of Directors recommended by stockholders. Notice of proposed stockholder nominations for our Board of Directors must be delivered in accordance with the requirements set forth in our bylaws and SEC Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Nominations must include the full name of the proposed nominee, a brief description of the proposed nominee’s business experience for at least the previous five years and a representation that the nominating stockholder is a beneficial or record owner of our common stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. Nominations should be delivered to: Grubb & Ellis Healthcare REIT II, Inc., Board of Directors, 1551 N. Tustin Avenue, Suite 300, Santa Ana, California 92705, Attention: Secretary.

In considering possible candidates for election as a director, our Board of Directors is guided by the principle that each director should: (i) be an individual of high character and integrity; (ii) be accomplished in his or her respective field, with superior credentials and recognition; (iii) have relevant expertise and experience upon which to be able to offer advice and guidance to management; (iv) have sufficient time available to devote to our affairs; (v) represent the long-term interests of our stockholders as a whole; and (vi) represent a diversity of background and experience.

Qualified candidates for membership on our Board of Directors will be considered without regard to race, color, religion, gender, ancestry, national origin or disability. Our Board of Directors will review the qualifications and backgrounds of directors and nominees (without regard to whether a nominee has been recommended by stockholders), as well as the overall composition of our Board of Directors, and recommend the slate of directors to be nominated for election at the annual meeting of stockholders. We do not currently employ or pay a fee to any third party to identify or evaluate, or assist in identifying or evaluating, potential director nominees.

Board of Directors Role in Risk Oversight

Our Board of Directors oversees our stockholders’ and other stakeholders’ interest in the long-term health and the overall success of our business strategy and its financial strength.

Our Board of Directors is actively involved in overseeing risks associated with our business strategies and decisions. It does so, in part, through its approval of all property acquisitions and all assumptions of debt, as well as its oversight of our executive officers and advisor. In particular, our Board of Directors may determine at any time to terminate our advisor pursuant to the terms of an advisory agreement with our advisor, or the Advisory Agreement, and must evaluate the performance of our advisor, and re-authorize the Advisory Agreement, on an annual basis. Our Board of Directors is also responsible for overseeing risks related to corporate governance and the selection of nominees to our Board of Directors.

In addition, the Audit Committee reviews risks related to our financial reporting. The Audit Committee meets with our Chief Financial Officer, Vice President of Internal Audit of our sponsor and with representatives of our independent registered public accounting firm on a quarterly basis to discuss and assess the risks related to our internal controls. Additionally, material violations of our Code of Ethics and related corporate policies are reported to the Audit Committee and/or depending on the subject matter, and as required, are reported to our Board of Directors.

Code of Business Conduct and Ethics

We have adopted our Code of Ethics, which contains general guidelines for conducting our business and is designed to help our directors, employees and independent consultants resolve ethical issues in an increasingly complex business environment. Our Code of Ethics applies to our Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer, Controller and persons performing similar functions and all members of our Board of Directors. Our Code of Ethics covers topics including, but not limited to, conflicts of interest, confidentiality of information, and compliance with laws and regulations. Stockholders may request a copy of our Code of Ethics, which will be provided without charge, by writing to: Grubb & Ellis Healthcare REIT II, Inc., 1551 N. Tustin Avenue, Suite 300, Santa Ana, California 92705, Attention: Secretary. Our Code of Ethics is also available on our website, www.gbe-reits.com/Healthcare2/InvestorRelations/CorporateGovernance.aspx. If, in the future, we amend, modify or waive a provision in our Code of Ethics, we may, rather than filing a Current Report on Form 8-K, satisfy the disclosure requirement by posting such information on our website, as necessary.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Executive Compensation

We have no employees. Our executive officers are all employees of our advisor and/or its affiliates, and are compensated by these entities for their services to us. Our day-to-day management is performed by our advisor and its affiliates. We pay these entities fees and reimburse expenses pursuant to the Advisory Agreement. We do not currently intend to pay any compensation directly to our executive officers. As a result, we do not have, and our Board of Directors has not considered, a compensation policy or program for our executive officers and has not included a Compensation Discussion and Analysis in this proxy statement.

Compensation Committee Interlocks and Insider Participation

Other than Mr. Hanson and Mr. Prosky, no member of our Board of Directors served as an officer, and no member of our Board of Directors served as an employee, of Grubb & Ellis Healthcare REIT II or any of our subsidiaries during the fiscal year ended December 31, 2009. In addition, during the fiscal year ended December 31, 2009, none of our executive officers served as a director or member of a Compensation Committee (or other board committee performing equivalent functions) of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Option/SAR Grants in Last Fiscal Year

No option grants were made to our officers or directors for the year ended December 31, 2009.

Director Compensation

Our independent directors receive the following forms of compensation:

•	Annual Retainer. Our independent directors receive an aggregate annual retainer of $36,000, which is paid on a quarterly basis at the commencement of each quarter for which an individual serves as an independent director. The chairman of the Audit Committee receives an additional aggregate annual retainer of $5,000, which is paid on a quarterly basis at the commencement of each quarter for which an individual serves as the chairman of the Audit Committee.

•	Meeting Fees. Our independent directors receive $1,500 for each Board of Directors meeting attended in person or by telephone and $500 for each committee meeting attended in person or by telephone. The chairman of each committee, other than the Audit Committee chairman, also may receive additional compensation. If a Board of Directors meeting is held on the same day as a committee meeting, an additional fee will not be paid for attending the committee meeting.

•	Equity Compensation. In connection with their initial election to our Board of Directors, each independent director receives 5,000 shares of restricted common stock, and an additional 2,500 shares of restricted common stock in connection with his or her subsequent election each year. The restricted shares vest as to 20.0% of the shares on the date of grant and on each anniversary thereafter over four years from the date of grant.

•	Other Compensation. We reimburse our directors for reasonable out-of-pocket expenses incurred in connection with attendance at meetings, including committee meetings, of our Board of Directors. Our independent directors do not receive other benefits from us.

Our non-independent directors do not receive any compensation from us.

The following table sets forth certain information with respect to our director compensation during the fiscal year ended December 31, 2009:

					Change in Pension
	Fees				Value and
	Earned or	Stock		Non-Equity Incentive	Nonqualified Deferred
	Paid in	Awards	Option	Plan Compensation	Compensations	All Other
Name	Cash($)(1)	($)(2)	Awards ($)	($)	Earnings ($)	Compensation ($)	Total ($)

Jeffrey T. Hanson(3)	—	—	—	—	—	—	—
Danny Prosky(3)	—	—	—	—	—	—	—
Patrick R. Leardo	19,548	50,000	—	—	—	—	69,548
Gerald W. Robinson	17,774	50,000	—	—	—	—	67,774
Gary E. Stark	17,774	50,000	—	—	—	—	67,774

(1)  Consists of the amounts described below.

		Basic Annual
		Retainer	Meeting Fees
Director	Role	($)	($)

Hanson	Chairman of the Board	—	—
Prosky	Director	—	—
Leardo	Chairman, Audit Committee	14,548	5,000
Robinson	Member, Audit Committee	12,774	5,000
Stark	Member, Audit Committee	12,774	5,000

(2)	The amounts in this column represent the aggregate grant date fair value of the awards granted for the year ended December 31, 2009, as determined in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718, Compensation — Stock Compensation, or ASC Topic 718.

The following table shows the shares of restricted common stock awarded to each director during the fiscal year ended December 31, 2009, and the aggregate grant date fair value for each award (computed in accordance with ASC Topic 718).

			Full Grant
		Number of Shares	Date Fair
		of Restricted	Value of
Director	Grant Date	Common Stock	Award ($)

Hanson	—	—	—
Prosky	—	—	—
Leardo	10/21/09	5,000	50,000
Robinson	10/21/09	5,000	50,000
Stark	10/21/09	5,000	50,000

The following table shows the aggregate number of shares of nonvested restricted common stock held by each director as of December 31, 2009:

Number of Shares of
Nonvested
Restricted
Director	Common Stock

Hanson	—
Prosky	—
Leardo	4,000
Robinson	4,000
Stark	4,000

(3)	Mr. Hanson and Mr. Prosky are not independent directors.

2009 Incentive Plan

We adopted our 2009 Incentive Plan, pursuant to which our Board of Directors, or a committee of our independent directors, may make grants of options, restricted shares of our common stock, stock purchase rights, SARs or other awards to our independent directors, employees and consultants. The maximum number of shares of our common stock that may be issued pursuant to our 2009 Incentive Plan is 2,000,000.

On October 21, 2009, we granted an aggregate of 15,000 shares of our restricted common stock, as defined in our 2009 Incentive Plan, to our independent directors in connection with their initial election to our Board of Directors, of which 20.0% vested on the grant date and 20.0% will vest on each of the first four anniversaries of the date of grant. Shares of our restricted common stock may not be sold, transferred, exchanged, assigned, pledged, hypothecated or otherwise encumbered. Such restrictions expire upon vesting.

The fair value of each share of our restricted common stock was estimated at the date of grant at $10.00 per share, the per share price of shares in our offering, and is amortized on a straight-line basis over the vesting period. Shares of restricted common stock may not be sold, transferred, exchanged, assigned, pledged, hypothecated or otherwise encumbered. Such restrictions expire upon vesting. For the period from January 7, 2009 (Date of Inception) through December 31, 2009, we recognized compensation expense of $35,000 related to the restricted common stock grants, which is included in general and administrative in our consolidated statements of operations. Shares of restricted common stock have full voting rights and rights to dividends.

As of December 31, 2009, there was $115,000 of total unrecognized compensation expense, net of estimated forfeitures, related to nonvested shares of restricted common stock. As of December 31, 2009, this expense was expected to be recognized over a remaining weighted average period of 3.81 years.

As of December 31, 2009, the fair value of the nonvested shares of restricted common stock was $120,000. A summary of the status of the nonvested shares of restricted common stock as of December 31, 2009, and the changes for the period from January 7, 2009 (Date of Inception) through December 31, 2009, is presented below:

	Number of Shares of	Weighted
	Restricted	Average Grant
	Common Stock	Date Fair Value

Balance — January 7, 2009 (Date of Inception)	—	$—
Granted	15,000	10.00
Vested	(3,000)	10.00
Forfeited	—	—

Balance — December 31, 2009	12,000	$10.00

Expected to vest — December 31, 2009	12,000	$10.00

Amendment and Termination of our 2009 Incentive Plan

Unless otherwise provided in an award certificate, upon the death or disability of a participant, or upon a change in control, all of such participant’s outstanding awards pursuant to our 2009 Incentive Plan will become fully vested. Our 2009 Incentive Plan will automatically expire on the tenth anniversary of the date on which it was adopted, unless extended or earlier terminated by our Board of Directors. Our Board of Directors may terminate our 2009 Incentive Plan at any time, but such termination will have no adverse impact on any award that is outstanding at the time of such termination. Our Board of Directors may amend our 2009 Incentive Plan at any time, but any amendment would be subject to stockholder approval if, in the reasonable judgment of our Board of Directors, stockholder approval would be required by any law, regulation or rule applicable to the plan. No termination or amendment of our 2009 Incentive Plan may, without the written consent of the participant, reduce or diminish the value of an outstanding award determined as if the award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination. Our Board of Directors may amend or terminate outstanding awards, but those amendments may require consent of the participant and, unless approved by our stockholders or otherwise permitted by the antidilution provisions of the plan, the exercise price of an outstanding option may not be reduced, directly or indirectly, and the original term of an option may not be extended.

EQUITY COMPENSATION PLAN INFORMATION

We adopted our 2009 Incentive Plan, pursuant to which our Board of Directors or a committee of our independent directors may make grants of options, restricted shares of common stock, stock purchase rights, SARs or other awards to our independent directors, employees and consultants. The maximum number of shares of our common stock that may be issued pursuant to our 2009 Incentive Plan is 2,000,000.

	Number of Securities		Number of
	to be Issued upon	Weighted Average	Securities
	Exercise of	Exercise Price of	Remaining
	Outstanding Options,	Outstanding Options,	Available for
Plan Category	Warrants and Rights	Warrants and Rights	Future Issuance

Equity compensation plans approved by security holders(1)	—	—	1,985,000
Equity compensation plans not approved by security holders	—	—	—

Total	—		1,985,000

(1)	On October 21, 2009, we granted an aggregate of 15,000 shares of restricted common stock, as defined in our 2009 Incentive Plan, to our independent directors in connection with their initial election to our Board of Directors, of which 20.0% vested on the grant date and 20.0% will vest on each of the first four anniversaries of the date of grant. Shares of our restricted common stock may not be sold, transferred, exchanged, assigned, pledged, hypothecated or otherwise encumbered. Such restrictions expire upon vesting. Such shares are not shown in the chart above as they are deemed outstanding shares of our common stock; however, such grants reduce the number of securities remaining available for future issuance.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows, as of April 5, 2010, the number of shares of our common stock beneficially owned by (1) any person who is known by us to be the beneficial owner of more than 5.0% of the outstanding shares of our common stock; (2) our directors; (3) our named executive officers; and (4) all of our directors and executive officers as a group. The percentage of common stock beneficially owned is based on 4,068,534 shares of our common stock outstanding as of April 5, 2010. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes securities over which a person has voting or investment power and securities that a person has the right to acquire within 60 days.

	Number of Shares
	of Common Stock
Name of Beneficial Owners(1)	Beneficially Owned	Percentage

Jeffrey T. Hanson(2)	20,000	*
Shannon K S Johnson	—	*
Danny Prosky(3)	5,000	*
Patrick R. Leardo(4)	5,000	*
Gerald W. Robinson(4)	5,000	*
Gary E. Stark(4)	5,000	*

All directors and officers as a group (9 persons)	40,000	*

*	Represents less than 1.0% of our outstanding common stock.

(1)	The address of each beneficial owner listed is c/o Grubb & Ellis Healthcare REIT II, Inc., 1551 N. Tustin Avenue, Suite 300, Santa Ana, California 92705.

(2)	Includes 20,000 shares of our common stock owned by our advisor. Jeffrey T. Hanson is the Chief Executive Officer of our advisor. Our advisor also owns 200 units of Grubb & Ellis Healthcare REIT II Holdings, LP, or our operating partnership. Mr. Hanson disclaims any beneficial ownership of these shares.

(3)	Mr. Prosky purchased 5,000 shares of our common stock in our offering at a price per share of $9.00.

(4)	Includes restricted and unrestricted shares of common stock.

None of the above shares have been pledged as security.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires each director, officer and individual beneficially owning more than 10.0% of a registered security of the company to file with the SEC, within specified time frames, initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) of common stock of the company. These specified time frames require the reporting of changes in ownership within two business days of the transaction giving rise to the reporting obligation. As of December 31, 2009, none of our securities were registered under the Exchange Act and, therefore, none of our officers or directors were subject to these filing requirements for the year ended December 31, 2009. Reporting persons are required to furnish us with copies of all Section 16(a) forms filed with the SEC. Based solely on a review of the copies of such forms furnished to us during and with respect to the fiscal year ended December 31, 2009, or written representations that no additional forms were required, to the best of our knowledge, all required Section 16(a) filings were timely and correctly made by reporting persons during 2009.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Relationships Among Our Affiliates

Some of our executive officers and our non-independent directors are also executive officers and employees and/or holders of direct or indirect interests in our advisor, our sponsor, and Grubb & Ellis Equity Advisors, or other affiliated entities.

Grubb & Ellis Equity Advisors owns a 100% managing member interest in our advisor.

Fees and Expenses Paid to Affiliates

All of our executive officers and our non-independent directors are also executive officers and employees and/or holders of a direct or indirect interest in our advisor, our sponsor, Grubb & Ellis Equity Advisors or their affiliated entities. We entered into the Advisory Agreement with our advisor and a dealer manager agreement with Grubb & Ellis Securities, Inc., or Grubb & Ellis Securities, or our dealer manager. These agreements entitle our advisor, our dealer manager and their affiliates to specified compensation for certain services, as well as reimbursement of certain expenses. In the aggregate, for the period from January 7, 2009 (Date of Inception) through December 31, 2009, we incurred expenses of $1,704,000 to our advisor or its affiliates as detailed below.

Offering Stage

Selling Commissions

Our dealer manager receives selling commissions of up to 7.0% of the gross offering proceeds from the sale of shares of our common stock in our offering other than shares of our common stock sold pursuant to our distribution reinvestment plan, or the DRIP. Our dealer manager may re-allow all or a portion of these fees to participating broker-dealers. For the period from January 7, 2009 (Date of Inception) through December 31,

2009, we incurred $998,000 in selling commissions to our dealer manager. Such commissions are charged to stockholders’ equity as such amounts are reimbursed to our dealer manager from the gross proceeds of our offering.

Dealer Manager Fee

Our dealer manager receives a dealer manager fee of up to 3.0% of the gross offering proceeds from the sale of shares of our common stock in our offering other than shares of our common stock sold pursuant to the DRIP. Our dealer manager may re-allow all or a portion of these fees to participating broker-dealers. For the period from January 7, 2009 (Date of Inception) through December 31, 2009, we incurred $441,000 in dealer manager fees to our dealer manager or its affiliates. Such fees and reimbursements are charged to stockholders’ equity as such amounts are reimbursed to our dealer manager or its affiliates from the gross proceeds of our offering.

Other Organizational and Offering Expenses

Our organizational and offering expenses are paid by our advisor or Grubb & Ellis Equity Advisors on our behalf. Our advisor or Grubb & Ellis Equity Advisors are reimbursed for actual expenses incurred up to 1.0% of the gross offering proceeds from the sale of shares of our common stock in our offering other than shares of our common stock sold pursuant to the DRIP. For the period from January 7, 2009 (Date of Inception) through December 31, 2009, we incurred $150,000 in offering expenses to our advisor or Grubb & Ellis Equity Advisors. Organizational expenses are expensed as incurred, and other offering expenses are charged to stockholders’ equity as such amounts are reimbursed to our advisor or Grubb & Ellis Equity Advisors from the gross proceeds of our offering.

Acquisition and Development Stage

Acquisition Fee

Our advisor or its affiliates will receive an acquisition fee of up to 2.75% of the contract purchase price for each property we acquire or 2.0% of the origination or acquisition price for any real estate-related investment we originate or acquire. Our advisor or its affiliates will be entitled to receive these acquisition fees for properties and real estate-related investments we acquire with funds raised in our offering, including acquisitions completed after the termination of the Advisory Agreement, or funded with net proceeds from the sale of a property or real estate-related investment, subject to certain conditions.

For the period from January 7, 2009 (Date of Inception) through December 31, 2009, we did not incur any acquisition fees to our advisor or its affiliates.

Development Fee

Our advisor or its affiliates will receive, in the event our advisor or its affiliates provide development-related services, a development fee in an amount that is usual and customary for comparable services rendered for similar projects in the geographic market where the services are provided; however, we will not pay a development fee to our advisor or its affiliates if our advisor elects to receive an acquisition fee based on the cost of such development.

For the period from January 7, 2009 (Date of Inception) through December 31, 2009, we did not incur any development fees to our advisor or its affiliates.

Reimbursement of Acquisition Expenses

Our advisor or its affiliates will be reimbursed for acquisition expenses related to selecting, evaluating and acquiring assets, which will be reimbursed regardless of whether an asset is acquired. The reimbursement of acquisition expenses, acquisition fees and real estate commissions and other fees paid to unaffiliated parties will not exceed, in the aggregate, 6.0% of the purchase price or total development costs, unless fees in excess of such limits are approved by a majority of our disinterested independent directors. As of December 31, 2009, such fees and expenses did not exceed 6.0% of the purchase price or total development costs.

For the period from January 7, 2009 (Date of Inception) through December 31, 2009, we did not incur any acquisition expenses to our advisor and its affiliates.

Operational Stage

Asset Management Fee

Our advisor or its affiliates will be paid a monthly fee for services rendered in connection with the management of our assets equal to one-twelfth of 0.85% of average invested assets, subject to our stockholders receiving distributions in an amount equal to 5.0% per annum, cumulative, non-compounded, of invested capital. For such purposes, average invested assets means the average of the aggregate book value of our assets invested in real estate properties and real estate-related investments, before deducting depreciation, amortization, bad debt and other similar non-cash reserves, computed by taking the average of such values at the end of each month during the period of calculation; and invested capital means, for a specified period, the aggregate issue price of shares of our common stock purchased by our stockholders, reduced by distributions of net sales proceeds by us to our stockholders and by any amounts paid by us to repurchase shares of our common stock pursuant to our share repurchase plan.

For the period from January 7, 2009 (Date of Inception) through December 31, 2009, we did not incur an asset management fee to our advisor or its affiliates. When incurred by us, the asset management fee will be included in general and administrative in our consolidated statements of operations.

Property Management Fee

Our advisor or its affiliates will be paid a monthly property management fee of up to 4.0% of the gross monthly cash receipts from each property managed by our advisor or its affiliates. Our advisor or its affiliates may sub-contract its duties to any third-party, including for fees less than the property management fees payable to our advisor or its affiliates. In addition to the above property management fee, for each property managed directly by entities other than our advisor or its affiliates, we will pay our advisor or its affiliates a monthly oversight fee of up to 1.0% of the gross cash receipts from the property; provided, however, that in no event will we pay both a property management fee and an oversight fee to our advisor or its affiliates with respect to the same property.

For the period from January 7, 2009 (Date of Inception) through December 31, 2009, we did not incur a property management fee or an oversight fee to our advisor or its affiliates.

On-site Personnel and Engineering Payroll

We will reimburse our advisor or its affiliates for on-site personnel and engineering incurred on our behalf. For the period from January 7, 2009 (Date of Inception) through December 31, 2009, we did not incur any payroll for on-site personnel and engineering to our advisor or its affiliates.

Lease Fees

We may pay our advisor or its affiliates a separate fee for any leasing activities in an amount not to exceed the fee customarily charged in arm’s-length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in such area. Such fee is generally expected to range from 3.0% to 8.0% of the gross revenues generated during the initial term of the lease.

For the period from January 7, 2009 (Date of Inception) through December 31, 2009, we did not incur any lease fees to our advisor or its affiliates.

Construction Management Fee

In the event that our advisor or its affiliates assist with planning and coordinating the construction of any capital or tenant improvements, our advisor or its affiliates will be paid a construction management fee of up to 5.0% of the cost of such improvements. For the period from January 7, 2009 (Date of Inception) through December 31, 2009, we did not incur such construction management fee to our advisor or its affiliates.

Operating Expenses

We reimburse our advisor or its affiliates for operating expenses incurred in rendering services to us, subject to certain limitations. However, we cannot reimburse our advisor or its affiliates at the end of any fiscal quarter for total operating expenses that, in the four consecutive fiscal quarters then ended, exceed the greater of: (i) 2.0% of our average invested assets, as defined in the Advisory Agreement, or (ii) 25.0% of our net income, as defined in the Advisory Agreement, beginning with the four consecutive fiscal quarters ending June 30, 2010, unless our independent directors determine that such excess expenses were justified based on unusual and non-recurring factors.

For the period from January 7, 2009 (Date of Inception) through December 31, 2009, Grubb & Ellis Equity Advisors incurred operating expenses on our behalf of $56,000, which is included in general and administrative in our consolidated statements of operations.

Related Party Services Agreement

We entered into a services agreement, effective September 21, 2009, with Grubb & Ellis Equity Advisors, Transfer Agent, LLC, formerly known as Grubb & Ellis Investor Solutions, LLC, or our transfer agent, for subscription agreement processing and investor services. The services agreement has an initial one-year term and shall thereafter automatically be renewed for successive one-year terms. Since our transfer agent is an affiliate of our advisor, the terms of this agreement were approved and determined by a majority of our directors, including a majority of our independent directors, as fair and reasonable to us and at fees which are no greater than that which would be paid to an unaffiliated third party for similar services. The services agreement requires our transfer agent to provide us with a 180-day advance written notice for any termination, while we have the right to terminate upon 60 days advance written notice.

For the period from January 7, 2009 (Date of Inception) through December 31, 2009, we incurred $59,000 for investor services expenses that our transfer agent provided to us, which is included in general and administrative in our consolidated statements of operations.

For the period from January 7, 2009 (Date of Inception) through December 31, 2009, Grubb & Ellis Equity Advisors incurred $7,000 in subscription agreement processing expenses that our transfer agent provided to us. As an other organizational and offering expense, these subscription agreement processing expenses will only become our liability to the extent cumulative other organizational and offering expenses do not exceed 1.0% of the gross proceeds of our offering.

Compensation for Additional Services

Our advisor or its affiliates are paid for services performed for us other than those required to be rendered by our advisor or its affiliates under the Advisory Agreement. The rate of compensation for these services must be approved by a majority of our Board of Directors, including a majority of our independent directors, and cannot exceed an amount that would be paid to unaffiliated third parties for similar services. For the period from January 7, 2009 (Date of Inception) through December 31, 2009, we did not incur any additional services to our advisor or its affiliates.

Liquidity Stage

Disposition Fees

For services relating to the sale of one or more properties, our advisor or its affiliates will be paid a disposition fee up to the lesser of 2.0% of the contract sales price or 50.0% of a customary competitive real estate commission given the circumstances surrounding the sale, in each case as determined by our Board of Directors (including a majority of our independent directors), upon the provision of a substantial amount of the services in the sales effort. The amount of disposition fees paid, when added to the real estate commissions paid to unaffiliated parties, will not exceed the lesser of the customary competitive real estate commission or an amount equal to 6.0% of the contract sales price. For the period from January 7, 2009 (Date of Inception) through December 31, 2009, we did not incur any disposition fees to our advisor or its affiliates.

Subordinated Participation Interest

Subordinated Distribution of Net Sales Proceeds

In the event of liquidation, our advisor will be paid a subordinated distribution of net sales proceeds. The distribution will be equal to 15.0% of the net proceeds from the sales of properties, after distributions to our stockholders, in the aggregate, of (1) a full return of capital raised from stockholders (less amounts paid to repurchase shares of our common stock pursuant to our share repurchase plan) plus (2) an annual 8.0% cumulative, non-compounded return on the gross proceeds from the sale of shares of our common stock, as adjusted for distributions of net sale proceeds. Actual amounts to be received depend on the sale prices of properties upon liquidation. For the period from January 7, 2009 (Date of Inception) through December 31, 2009, we did not incur any such distributions to our advisor.

Subordinated Distribution upon Listing

Upon the listing of shares of our common stock on a national securities exchange, our advisor will be paid a distribution equal to 15.0% of the amount by which (1) the market value of our outstanding common stock at listing plus distributions paid prior to listing exceeds (2) the sum of the total amount of capital raised from stockholders (less amounts paid to repurchase shares of our common stock pursuant to our share repurchase plan) and the amount of cash that, if distributed to stockholders as of the date of listing would have provided them an annual 8.0% cumulative, non-compounded return on the gross proceeds from the sale of shares of our common stock through the date of listing. Actual amounts to be received depend upon the market value of our outstanding stock at the time of listing among other factors. For the period from January 7, 2009 (Date of Inception) through December 31, 2009, we did not incur any such distributions to our advisor.

Accounts Payable Due to Affiliates

The following amounts were outstanding to affiliates as of December 31, 2009:

Entity	Fee	December 31, 2009

Grubb & Ellis Equity Advisors	Operating Expenses	$65,000
Grubb & Ellis Equity Advisors	Offering Costs	150,000
Grubb & Ellis Securities	Selling Commissions and Dealer Manager Fees	132,000

		$347,000

Certain Conflict Resolution Restrictions and Procedures

In order to reduce or eliminate certain potential conflicts of interest, our charter and the Advisory Agreement contain restrictions and conflict resolution procedures relating to (1) transactions we enter into with our advisor, our directors or their respective affiliates, (2) certain future offerings and (3) allocation of properties among affiliated entities. Each of the restrictions and procedures that apply to transactions with our advisor and its affiliates will also apply to any transaction with any entity or real estate program advised, managed or controlled by Grubb & Ellis and its affiliates. These restrictions and procedures include, among others, the following:

•	Except as otherwise disclosed in our prospectus for our offering, we will not accept goods or services from our advisor or its affiliates unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transactions, approve such transactions as fair, and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

•	We will not purchase or lease any asset (including any property) in which our advisor, any of our directors or any of their respective affiliates has an interest without a determination by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction, that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to our advisor, such director or directors or any such affiliate, unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such asset at an amount in excess of its appraised value. We will not sell or lease assets to our advisor, any of our directors or any of their respective affiliates unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction, determine the transaction is fair and reasonable to us, which determination will be supported by an appraisal obtained from a qualified, independent appraiser selected by a majority of our independent directors.

•	We will not make any loans to our advisor, any of our directors or any of their respective affiliates except loans, if any, to our wholly owned subsidiary. In addition, any loans made to us by our advisor, our directors or any of their respective affiliates must be approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction, as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties.

•	Our advisor and its affiliates are entitled to reimbursement, at cost, for actual expenses incurred by them on our behalf or on behalf of joint ventures in which we are a joint venture partner, subject to the limitation that our advisor and its affiliates are not entitled to reimbursement of operating expenses, generally, to the extent that they exceed the greater of 2.0% of our average invested assets or 25.0% of our net income.

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal No. 2)

Our Board of Directors has appointed the firm of Ernst & Young to continue as our independent registered public accounting firm for the year ending December 31, 2010, subject to ratification of the appointment by our stockholders. If our stockholders do not ratify the appointment of Ernst & Young, the Audit Committee will reconsider whether to retain Ernst & Young but may decide to retain Ernst & Young as our independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that a change would be in the best interests of us and our stockholders.

Assuming the presence of a quorum in person or by proxy at the 2010 Annual Meeting of Stockholders, the affirmative vote of a majority of all votes cast at the annual meeting is required to ratify the appointment of Ernst & Young as our independent registered public accounting firm for the year ending December 31, 2010.

Representatives of Ernst & Young are expected to be present at the 2010 Annual Meeting of Stockholders. They will be given an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Our Board of Directors recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2010, and proxies solicited by our Board of Directors will be voted in favor of such ratification unless a stockholder indicates otherwise on the proxy.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM;
AUDIT AND NON-AUDIT FEES

Ernst & Young has served as our independent registered public accounting firm since February 4, 2009 and audited our consolidated financial statements for the period from January 7, 2009 (Date of Inception) through December 31, 2009. Because we were formed in 2009, there were no professional accounting services or corresponding fees during 2008.

The following table lists the fees for services billed by our independent registered public accounting firm for 2009:

Services	2009

Audit fees(1)	$95,000
Audit-related fees(2)	—
Tax fees(3)	—
All other fees	—

Total	$95,000

(1)	Audit fees billed in 2009 consisted of fees related to the audit of our annual consolidated financial statements, reviews of our quarterly consolidated financial statements, and statutory and regulatory audits, consents and other services related to filings with the SEC, including filings related to our offering. These amounts include fees paid by our advisor and its affiliates for costs in connection with our offering, and to the extent cumulative other organizational and offering expenses exceed 1.0% of the gross proceeds of our offering, these amounts are not included within our consolidated financial statements.

(2)	Audit-related fees related to financial accounting and reporting consultations.

(3)	Tax services consist of tax compliance and tax planning and advice.

The Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(b) of the Exchange Act and the rules and regulations of the SEC.

All services rendered by Ernst & Young for the year ended December 31, 2009 were pre-approved in accordance with the policies and procedures described above.

Auditor Independence

The Audit Committee has considered whether the provision of the above noted services is compatible with maintaining our independent registered public accounting firm’s independence and has concluded that the provision of such services has not adversely affected the independent registered public accounting firm’s independence.

AUDIT COMMITTEE REPORT TO STOCKHOLDERS

The role of the Audit Committee is to oversee our financial reporting process on behalf of our Board of Directors. Our management has the primary responsibility for our financial statements as well as our financial reporting process, principles and internal controls. The independent registered public accounting firm is responsible for performing an audit of our financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States of America.

In this context, the Audit Committee has reviewed and discussed our audited financial statements as of December 31, 2009 and for the period from January 7, 2009 (Date of Inception) through December 31, 2009 with management and the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, Professional Standards, as amended. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and it has discussed their independence with us. The Audit Committee has also considered whether the independent registered public accounting firm’s provision of tax preparation, tax consulting services and other non-audit services to us is compatible with maintaining the independent registered public accounting firm’s independence.

Based on the reports and discussions described above, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our 2009 Annual Report on Form 10-K filed with the SEC on February 25, 2010.

Audit Committee:

Patrick R. Leardo, Chairman
Gerald W. Robinson
Gary E. Stark

ANNUAL REPORT

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 is being mailed to stockholders on or about April 16, 2010. Our 2009 Annual Report on Form 10-K is not incorporated in this proxy statement and is not deemed a part of the proxy soliciting material.

PROPOSALS FOR 2011 ANNUAL MEETING OF STOCKHOLDERS

Under SEC regulations, any stockholder desiring to submit a proposal for inclusion in proxy solicitation material for our 2011 Annual Meeting of Stockholders must cause such proposal to be received at our principal executive offices located at 1551 N. Tustin Avenue, Suite 300, Santa Ana, California 92705, Attention: Secretary, no later than December 17, 2010, in order for the proposal to be considered for inclusion in our proxy statement for that meeting. Stockholders also must follow the procedures prescribed in SEC Rule 14a-8 promulgated under the Exchange Act. If a stockholder wishes to present a proposal at our 2011 Annual Meeting of Stockholders, whether or not the proposal is intended to be included in the 2011 proxy materials, our bylaws currently require that the stockholder give advance written notice to our Secretary at our offices no earlier than November 17, 2010 and no later than December 17, 2010. Stockholders are advised to review our bylaws, which contain other requirements with respect to advance notice of stockholder proposals and director nominations. We presently anticipate holding the 2011 Annual Meeting of Stockholders in June 2011.

OTHER MATTERS

Mailing of Materials; Other Business

On or about April 16, 2010, we will mail a proxy card together with this proxy statement to all stockholders of record at the close of business on April 5, 2010. The only business to come before the annual meeting which management is aware of is set forth in this proxy statement. If any other business does properly come before the annual meeting or any adjournment or postponement thereof, the proxy holders will vote in regard thereto according to their discretion insofar as such proxies are not limited to the contrary.

It is important that proxies be returned promptly. Therefore, stockholders are urged to sign, date and return the accompanying proxy card in the accompanying return envelope or by fax to (212) 645-8046 or by telephone by dialing toll-free 1-866-888-4067 or by the Internet at https://www.proxyvotenow.com/heal.

GRUBB & ELLIS HEALTHCARE REIT II, INC.
ANNUAL MEETING OF STOCKHOLDERS
JUNE 8, 2010
INVESTOR PROXY CARD
Solicited by the Board of Directors

CONTROL NUMBER

VOTE BY INTERNET
https://www.proxyvotenow.com/heal
Have this form available when you visit the secure voting site and follow the simple instructions. You may elect to receive an email confirmation of your vote.
VOTE BY TELEPHONE
1-866-888-4067
Call toll-free on a touch-tone phone, 24 hours a day, seven days a week. Have this form available when you call and follow the simple instructions.
VOTE BY MAIL OR BY FAX

Mark, date and sign this proxy card and mail promptly in the postage-paid envelope or fax your vote to (212) 645-8046. Do not return the proxy card if you vote by Internet, by telephone, or by fax.

All votes, whether by Internet, telephone, mail or fax must be received no later than 5:00 p.m., Pacific Daylight Time, on June 7, 2010, to be included in the voting results.
     The undersigned stockholder of Grubb & Ellis Healthcare REIT II, Inc., a Maryland corporation, hereby appoints Jeffrey T. Hanson and Andrea R. Biller, and each of them, as proxies for the undersigned with full power of substitution in each of them, to attend the 2010 Annual Meeting of Stockholders of Grubb & Ellis Healthcare REIT II, Inc. to be held on June 8, 2010 at 8:30 a.m. local time, at The Island Hotel located at 690 Newport Center Drive, Newport Beach, California 92660, and any and all adjournments and postponements thereof, to cast, on behalf of the undersigned, all votes that the undersigned is entitled to cast, and otherwise to represent the undersigned, at such meeting and all adjournments and postponements thereof, with all power possessed by the undersigned as if personally present and to vote in their discretion on such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders and of the accompanying proxy statement, which is hereby incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.
     This proxy is solicited on behalf of the Grubb & Ellis Healthcare REIT II, Inc. Board of Directors. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the 2010 Annual Meeting of Stockholders, including matters incident to its conduct or a motion to adjourn or postpone the meeting to another time and/or place for the purpose of soliciting additional proxies.
Important Notice Regarding the Availability of Proxy Materials for the
Stockholder Meeting to Be Held on June 8, 2010
The proxy statement and annual report to stockholders are available at www.eproxyaccess.com/heal.
You may obtain directions to attend the 2010 Annual Meeting of Stockholders of Grubb & Ellis Healthcare REIT II, Inc. by calling (714) 975-2864.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES” NAMED IN ITEM NO. 1 AND “FOR” ITEM NO. 2. IF NO SPECIFICATION IS MADE, SUCH PROXY WILL BE VOTED “FOR ALL NOMINEES” NAMED IN ITEM NO. 1 AND “FOR” ITEM NO. 2.
1.	For the election of (01) Jeffrey T. Hanson, (02) Danny Prosky, (03) Patrick R. Leardo, (04) Gerald W. Robinson, and (05) Gary E. Stark to serve as Directors until the Annual Meeting of Stockholders of Grubb & Ellis Healthcare REIT II, Inc. to be held in the year 2011 and until his or her successor is duly elected and qualified.

☐ For All Nominees	☐ Withheld as to All Nominees	☐ For All Nominees Except*
(01) Jeffrey T. Hanson, (02) Danny Prosky, (03) Patrick R. Leardo, (04) Gerald W. Robinson, and (05) Gary E. Stark
*To withhold a vote regarding any individual nominee, strike a line through the nominee’s name
2.	For the ratification of the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for the year ending December 31, 2010.

☐ For	☐ Against	☐ Abstain

Signature:	Date , 2010

Signature:	Date , 2010

When shares are held by joint tenants or tenants in common, the signature of one shall bind all unless the Secretary of the company is given written notice to the contrary and furnished with a copy of the instrument or order which so provides. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.